UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2007

BLOODHOUND SEARCH TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-29553 (Commission File Number)	88-0492640 (IRS Employer Identification No.)

c/o David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
(Address of Principal Executive Offices, Zip Code)

(516) 887-8200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2007, Bloodhound Search Technologies, Inc. (the “Registrant”) entered into an employment agreement with John Abraham. Mr. Abraham has been the Chief Operating Officer of the Registrant since April 5, 2006. Pursuant to such employment agreement, Mr. Abraham will continue to serve as the Chief Operating Officer of the Registrant during the term of the employment agreement. The term of the employment agreement commenced as of December 1, 2006, and it shall continue indefinitely until the agreement is terminated. The agreement may be terminated by either party thereto immediately upon notice to the other party.

As compensation for his services, Mr. Abraham will be paid a salary as follows: (a) for the period commencing December 1, 2006, and continuing to and including February 28, 2007, the salary will be $5,000 for such three month period (amounting to approximately $1,667 per month); and (b) for the period commencing March 1, 2007, and continuing until the end of the term of the employment agreement, the salary will be $5,000 per each month of the term.

Pursuant to the employment agreement, Mr. Abraham agreed that during the term of his employment and for a period of two years thereafter, he will not compete with the Registrant. Mr. Abraham also agreed to maintain in strict confidence any confidential information of the Registrant.

For all the terms of Mr. Abraham’s employment agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.5. All statements made herein concerning such agreement are qualified by reference to said exhibit.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not Applicable
(b) Pro forma financial information.	Not Applicable
(c) Exhibits:

Exhibit 10.5	Employment Agreement, dated as of December 1, 2006, between John
Abraham and the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOODHOUND SEARCH TECHNOLOGIES, INC.

Date: February 26, 2007	By:	/s/ Robert Horn
Name: Robert Horn
Title: Chief Financial Officer and Director

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